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EXHIBIT 23.2


                     BROUSSARD, POCHE, LEWIS & BREAUX, LLP
                         CERTIFIED PUBLIC ACCOUNTANTS

                         Independent Auditors Consent




     We consent to the use in this Registration Statement of Hancock Holding Co. on Form S-4 of our audit report dated May 29, 1998 relating to the financial statement of American Security Bancshares, Inc. and subsidiary, appearing in the Proxy Statement/Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ BROUSSARD, POCHE, LEWIS & BREAUX, LLP


November 9, 1998
Lafayette, Louisiana